STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                             GLOBAL MANAGERS TRUST:
                  NEUBERGER AND BERMAN INTERNATIONAL PORTFOLIO


I.    ADMINISTRATOR AND ACCOUNTING AGENT
      ----------------------------------

      This service provides for all of the principal fund support functions we set forth below:

           -   Use of State Street's Cayman address
           -   Maintenance of principal books and records
           -   Net Asset Valuation (NAV) as required
           -   Net Asset Value and Portfolio Appraisal reports as required

      The administration fees below are annual charges, billed and payable monthly, based on gross average monthly assets. Asset based charges apply to a single class of shares, per portfolio. An additional flat monthly charge will be applied for each Spoke.

                       ANNUAL FEES PER PORTFOLIO
                       -------------------------

                                                  Fund Accounting/
      Fund Net Assets                             Administration
      ---------------                             ----------------

      $  0 -  $ 20 million                      8 Basis Points
      $ 20 -  $100 million                      6 Basis Points
      $100 -  $200 million                      5 Basis Points
      $200 -  $500 million                      4 Basis Points
      Over -  $500 million                      2 Basis Points

      Charge per Spoke                         $10,000 Annually

II.   GLOBAL CUSTODY
      --------------

      Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.



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Global Managers Trust:
Neuberger and Berman International
  Portfolio
Custodian Fee Schedule
Page 2



      A.    Country Grouping
            ----------------


========================================================================================================
 Group A           Group B          Group C           Group D          Group E          Group F
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

USA               Austria          Australia         Denmark          Indonesia        Argentina
--------------------------------------------------------------------------------------------------------
                  Canada           Belgium           Finland          Malaysia         Bangladesh
--------------------------------------------------------------------------------------------------------
                  Euroclear        Hong Kong         France           Philippines      Brazil
--------------------------------------------------------------------------------------------------------
                  Germany          Netherlands       Ireland          Portugal         Chile
--------------------------------------------------------------------------------------------------------
                  Japan            New Zealand       Italy            So. Korea        China
--------------------------------------------------------------------------------------------------------
                                   Singapore         Luxembourg       Spain            Columbia
--------------------------------------------------------------------------------------------------------
                                   Switzerland       Mexico           Sri Lanka        Cypress
--------------------------------------------------------------------------------------------------------
                                                     Norway           Sweden           Greece
--------------------------------------------------------------------------------------------------------
                                                     Thailand         Taiwan           Hungary
--------------------------------------------------------------------------------------------------------
                                                     U.K.                              India
--------------------------------------------------------------------------------------------------------
                                                                                       Israel
--------------------------------------------------------------------------------------------------------
                                                                                       Pakistan
--------------------------------------------------------------------------------------------------------
                                                                                       Peru
--------------------------------------------------------------------------------------------------------
                                                                                       Poland
--------------------------------------------------------------------------------------------------------
                                                                                       So. Africa
--------------------------------------------------------------------------------------------------------
                                                                                       Turkey
--------------------------------------------------------------------------------------------------------
                                                                                       Uruguay
--------------------------------------------------------------------------------------------------------
                                                                                       Venezuela
--------------------------------------------------------------------------------------------------------




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Global Managers Trust:
Neuberger and Berman International
  Portfolio
Custodian Fee Schedule
Page 3



      B.    Transaction Charges
            --------------------

========================================================================================================
       Group A            Group B         Group C         Group D          Group E          Group F
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

State Street Bank           $25             $50             $60              $70             $150
Repos or Euros - $7.00
--------------------------------------------------------------------------------------------------------
DTC or Fed Book
Entry - $12.00
--------------------------------------------------------------------------------------------------------
All Other - $16.00
========================================================================================================


      C.    Holdings Charges
            ----------------

========================================================================================================
    Group A           Group B          Group C           Group D          Group E          Group F
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------

      1.5               5.0              6.0              10.0             25.0              40.0
--------------------------------------------------------------------------------------------------------



III.  Options
      -------

      Option  charge  for each  option  written  or  closing
      contract, per issue, per broker                                $25.00

      Option expiration charge, per issue, per broker                $15.00

      Option exercised charge, per issue, per broker                 $15.00

IV.   Lending of Securities
      ---------------------

      Deliver loaned securities versus cash collateral                $20.00
      Deliver loaned securities versus securities collateral          $30.00
      Receive/deliver additional cash collateral                      $ 6.00
      Substitutions of securities collateral                          $30.00
      Deliver cash collateral versus receipt of loaned securities $15.00 Deliver securities collateral versus receipt of loaned
      securities                                                      $25.00
      Loan administration - mark-to-market per day, per loan          $ 3.00

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Global Managers Trust:
Neuberger and Berman International
   Portfolio
Custodian Fee Schedule
Page 4



V.    Interest Rate Futures
      ---------------------

      Transactions - no security movement                             $ 8.00

VI.   Pricing Service
      ---------------

      Monthly Quote Charge (based on average number of
      positions in portfolio)                                         $ 6.00

VII.  Holdings Charge
      ---------------

      For each issue maintained - monthly charge                      $ 5.00

VIII. Principal Reduction Payments
      ----------------------------

      Per Paydown                                                     $10.00

IX.   Dividend/Interest Collection Charges
      ------------------------------------

      For items held at the request of traders over record
      date in street form                                             $50.00

X.    Special Services
      ----------------

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Yield calculation and other special items will be negotiated separately.

XI.   Out-of-Pocket Expenses
      ----------------------

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

 .     Wire charges relative to custodian functions ($5.25 per wire in and $5.00 out)
 .     Postage and Insurance
 .     Courier Service
 .     Duplicating
 .     Legal fees in jointly agreed upon situations
 .     Supplies related to fund records
 .     Rush transfer -- $8.00 each
 .     Transfer fees
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Global Managers Trust:
Neuberger and Berman International
  Portfolio
Custodian Fee Schedule
Page 5




 .     Sub-custodian charges
 .     Price Waterhouse audit letter
 .     Federal Reserve fee for return check items over $2,500 - $4.25
 .     GNMA Transfer - $15 each

XII.  Payment and Earnings Credit
      ---------------------------

      The above fees will be charged against the fund's custodian checking account five (5) days after the invoice is mailed to the fund's offices, contingent on fund approval.

      An earnings credit of 75% of the 90 Day T-Bill rate will be applied for fund balances.

GLOBAL MANAGERS TRUST                         STATE STREET CAYMAN TRUST CO., LTD

By:     /s/ Michael J. Weiner                 By:     /s/ Jacqueline Henning
        ----------------------------                  ----------------------
Title   V.P. Global Managers Trust            Title:  Managing Director
        ----------------------------                  ----------------------
Date:   November 15, 1996                     Date:   Dec 3 1996
        ----------------------------                  ----------------------


                                              State Street Bank and Trust Co.

                                              By:     /s/ K. Griffin
                                                      ----------------------
                                              Title:  Vice President
                                                      ----------------------
                                              Date:   Dec. 3 1996
                                                      ----------------------